SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                             Current Report pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): March 17, 2005


                       METROPOLITAN HEALTH NETWORKS, INC.
             (Exact name of Registrant as specified in its charter)


                                     Florida
                 (State or other jurisdiction of incorporation)


         0-28456                                      65-0635748
(Commission file number)                    (I.R.S. Employer Identification No.)

                     250 Australian Avenue South, Suite 400
                           West Palm Beach, Fl. 33401
                    (Address of principal executive offices)

                                 (561) 805-8500
              (Registrant's telephone number, including area code)

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Item 8.01   Other Events

On March 17, 2005, Metropolitan Health Networks, Inc. (the "Company") announced that its wholly owned subsidiary, METCARE Health Plans, Inc., has successfully submitted its application with the Centers for Medicare & Medicaid Services
(CMS) to participate in the Medicare Advantage program. Upon approval from CMS, it is expected that METCARE Health Plans will be awarded a contract with CMS. The CMS contract would entitle METCARE Health Plans to receive federal monies to offer a Medicare Advantage HMO Plan to Medicare beneficiaries located in its approved markets.

In addition, Metropolitan announced that it has expanded its intended Medicare Advantage HMO market area to include Charlotte, Sarasota and Lee Counties on Florida's west coast. These markets are being added to Martin, St. Lucie and Okeechobee Counties on Florida's eastern Treasure Coast.

A copy of the Company's press release announcing the filing of the CMS application is attached hereto as Exhibit 99.1 and is incorporated herein by reference

Item 9.01   Exhibits

99.1  Press Release dated March 17, 2005.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 21, 2005


                                        METROPOLITAN HEALTH NETWORKS, INC.


                                        By: /s/ Roberto L. Palenzuela
                                           -------------------------------------
                                        Name:  Roberto L. Palenzuela
                                        Title: General Counsel and Secretary

                                  EXHIBIT INDEX

99.1  Press Release dated March 17, 2005